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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549



                                    FORM 8-K



               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):        November 6, 1998
                                                   ----------------------------



                                  MERCOM, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    000-17750                38-2728175
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(State or other jurisdiction   (Commission File Number)    (IRS Employer
of incorporation)                                          Identification No.)



201 East 69th Street, Penthouse G, New York, NY                10021
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:         (212) 421-0600
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Item 1.   Changes in Control of the Registrant.

     The Registrant is Mercom, Inc., a Delaware corporation ("Mercom"). On
November 6, 1998 (the "Closing Date"), Avalon Cable of Michigan Holdings, Inc., a Delaware corporation ("Buyer"), acquired all of the outstanding shares of Cable Michigan, Inc., a Pennsylvania corporation ("Cable Michigan"), which, at such time, owned approximately 61.9% of the common stock of Mercom, par value
$1.00 per share (the "Mercom Common Stock"), issued and outstanding as of the Closing Date (the "Shares"). Accordingly, on the Closing Date, Buyer acquired indirect control of Mercom. Such acquisition occurred pursuant to the terms of an Agreement and Plan of Merger dated as of June 3, 1998, amended and restated on July 15, 1998 and further amended on August 11, 1998 (as amended from time to time, the "Merger Agreement") among Cable Michigan, Buyer, and Avalon Cable of
Michigan, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary"). On the Closing Date, pursuant to the Merger
Agreement, Merger Subsidiary merged with and into Cable Michigan (the "Merger"), with Cable Michigan as the surviving corporation. In the Merger, Cable Michigan changed its name to "Avalon Cable of Michigan, Inc." and became a wholly owned subsidiary of the Buyer. The discussion of the Merger Agreement is only a summary and is qualified in its entirety by reference to the Exhibit to this Form 8-K.

     As of the Closing Date, Avalon Cable Holdings, LLC, a Delaware limited liability company ("Avalon LLC") owns all of the outstanding equity interests of Buyer and, as such, exercises voting control over Buyer. Consequently, by virtue of the voting control exercised by Avalon LLC as the controlling shareholder of Buyer, Avalon LLC may be deemed to beneficially own the Shares. ABRY Broadcast
Partners III, L.P., a Delaware limited partnership ("ABRY III") is the controlling member of Avalon LLC and, as such, may be deemed to possess indirect beneficial ownership of the Shares beneficially owned by Avalon LLC. ABRY Equity
Investors, L.P., a Delaware limited partnership ("AEI"), is the general partner of ABRY III and, as such, may be deemed to possess indirect beneficial ownership of the Shares beneficially owned by ABRY. ABRY Holdings III, Inc., a Delaware corporation ("ABRY Inc."), is the general partner of AEI and, as such, may be deemed to possess indirect beneficial ownership of the Shares beneficially owned by ABRY. Royce Yudkoff, an individual resident of the State of Massachusetts
("Yudkoff"), owns all of the outstanding equity interests of ABRY Inc. and, as such, exercises voting control over ABRY Inc. By virtue of the voting control exercised by Yudkoff over ABRY Inc., Yudkoff may be deemed to possess indirect beneficial ownership of the Shares beneficially owned by ABRY Inc.

     All ownership percentages of the outstanding Mercom Common Stock reported herein are based on a report from Mercom to the Buyer that, as of October 16, 1998, there were 4,787,060 shares of Mercom Common Stock issued and outstanding.

     In the Merger, each share (a "Cable Michigan Share") of Common Stock, par value $1.00 per share, of Cable Michigan issued and outstanding immediately prior to the effective time of the Merger (other than Cable Michigan Shares held in treasury, Cable Michigan Shares owned by Buyer or any subsidiary of Buyer, and Cable Michigan Shares as to which dissenters' rights were validly

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exercised) was converted into the right to receive $40.50 in cash. The total amount of funds used to consummate the transactions contemplated by the Merger
Agreement (the "Merger Financing"), including payments to the former shareholders and repayment of Cable Michigan's existing indebtedness, was approximately $426 million. The Merger Financing was obtained by Buyer and its affiliates through borrowings under senior secured and unsecured term loan facilities and equity contributions from ABRY III and others.

     In particular, with respect to the senior secured and unsecured term loan facilities obtained by Buyer and its affiliates, a syndicate of banks, financial institutions and other entities, including Lehman Commercial Paper, Inc., provided financing for a $105,000,000 unsecured bridge facility (the "Bridge
Facility") and an approximately $321,000,000 senior secured credit facility (the
"Senior Credit Facility"). The Bridge Facility matures one year from the Closing
Date (the "Bridge Facility Maturity Date") and the Bridge Facility will automatically convert into senior term loans, due 2007 (which may be exchanged for exchange notes having substantially identical terms and conditions) unless the Bridge Facility is repaid in full on or before the Bridge Facility Maturity
Date. The Bridge Facility will bear interest at LIBOR plus 600 basis points, subject to certain (i) periodic increases, (ii) maximums, and (iii) fixed rate adjustments at the Bridge Facility Maturity Date.

     The Senior Credit Facility consists of (i) a $30.0 million seven-year revolving credit facility (the "Senior Revolver"), (ii) a $120.9 million seven-year term loan (the "Tranche A Term Loan"), and (iii) a $170.0 million eight-year term loan (the "Tranche B Term Loan"). The Senior Revolver and the Tranche
A Term Loan will bear interest at LIBOR plus 300 basis points or, if elected by the borrowers, an ABR rate plus 200 basis points, subject in each case to certain step-downs based upon leverage, and the Tranche B Term Loan will bear interest at LIBOR plus 375 basis points or, if elected by the borrowers, an ABR rate plus 275 basis points. The Senior Credit Facility contains customary financial and other covenants.

     In connection with the Senior Credit Facility, to guaranty the repayment of such facility: (i) Avalon Cable of Michigan, Inc. has pledged all of the shares of Mercom Common Stock that it owns; (ii) Buyer has pledged all of the shares of Avalon Cable of Michigan, Inc. that it owns; and (iii) Avalon LLC has pledged all of the shares of Buyer that it owns.

     In connection with the Merger, the following new directors (the "Avalon
Designees") were elected to the Board of Directors of Mercom (the "Board"):
David W. Unger, Joel C. Cohen, Jay M. Grossman and Peggy J. Koenig. The Avalon
Designees replaced and succeeded the following members of the Board who were affiliated with Cable Michigan through the time of the Merger (the "Cable
Michigan Designees"): Bruce C. Godfrey, Michael J. Mahoney, David C. McCourt, and Raymond B. Ostroski. On the Closing Date, the Cable Michigan Designees voluntarily resigned from the Board, and the Avalon Designees were elected to the Board. As a result, the Avalon Designees presently constitute a majority of the Board. Also on the Closing Date, the following were elected as the executive officers of Mercom: (i) Joel C. Cohen as President, Chief Executive Officer and
Secretary; (ii) Peter Polimino as Vice President of Finance; (iii) Peter
Luscombe as Vice President of Engineering; (iv) Mark Dineen as Vice President of the Michigan Cluster;(v) Peggy J.

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Koenig as Vice President and Assistant Secretary; (vi) Jay M. Grossman as Vice
President and Assistant Secretary; and (vii) David W. Unger as Assistant
Secretary. The Avalon Designees and such newly elected officers hold similar positions with Avalon LLC, Buyer and Avalon Cable of Michigan, Inc.

     Prior to the Merger, Level 3 Telecom Holdings, Inc., a Delaware corporation
("LTTH") owned approximately 3,330,121 shares of Cable Michigan Common Stock which represented approximately 48% of the outstanding Cable Michigan Common
Stock. Also, prior to the Merger, Cable Michigan owned approximately 61.9% of the outstanding shares of Mercom. Accordingly, prior to the Merger, LTTH indirectly controlled Mercom. Thus, in the Merger, Buyer obtained indirect control over Mercom from LTTH.

     As previously reported, on September 10, 1998, Mercom, Cable Michigan, and
Mercom Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Cable Michigan ("Mercom Merger Subsidiary"), entered into an Agreement and
Plan of Merger (the "Mercom Merger Agreement"). Pursuant to the Mercom Merger
Agreement and subject to the terms and conditions set forth therein, Mercom
Merger Subsidiary will be merged with and into Mercom with Mercom being the surviving corporation. In such merger, Mercom will become a wholly owned subsidiary of Avalon Cable of Michigan, Inc. The Mercom Merger Agreement remains in full force and effect.

Item 7.   Exhibits.

     (c)  Exhibits

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
                                                                          Page
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     Number  Description                                                 Number
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
       2.1   Agreement and Plan of Merger dated as of June 3, 1998, as     N/A
             amended and restated on July 15, 1998 among Cable Michigan,
             Buyer and Merger Subsidiary (incorporated by reference to
             Annex A of Exhibit E to the Definitive Proxy Statement on
             Schedule 14A of Cable Michigan filed with the Commission on
             August 13, 1998).

       2.2   Amendment No. 2, dated as of August 11, 1998, to the          N/A
             Agreement and Plan of Merger among Cable Michigan, Buyer and
             Merger Subsidiary dated June 3, 1998, amended and restated
             on July 15,1998 (incorporated by reference to Exhibit 7 to
             Schedule 13D, Amendment 2, filed with the Commission by Cable
             Michigan with respect to Mercom on August 11, 1998).

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
      10.1   Agreement and Plan of Merger dated as of September 10, 1998   N/A
             among Mercom, Cable Michigan and Mercom Acquisition, Inc., a
             Delaware corporation (incorporated by reference to Exhibit
             2.1 to Schedule 13D, Amendment 3, filed with the Commission by Cable Michigan with respect to Mercom on September 10,
             1998).

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      MERCOM, INC.


Dated: November 6, 1998       By:      /s/ Joel C. Cohen
                                   -------------------------------------
                                      Print Name: Joel C. Cohen
                                      Its: President


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